Exhibit 10.18B

SECOND AMENDMENT TO AVALON PHARMACEUTICALS’ INCENTIVE
STOCK OPTION AGREEMENT

          This Second Amendment to Avalon Pharmaceuticals, Inc. Incentive Stock Option Agreement (“Second Amendment”) is dated as of _____________, 2003, by and between Avalon Pharmaceuticals, Inc., a Delaware corporation (the “Company”) and an individual whose address is set forth below the optionee signature line (the “Optionee”).

RECITALS:

          WHEREAS, Avalon and Optionee executed certain Incentive Stock Option Agreements dated _____________and _____________, pursuant to the Company’s 1999 Stock Plan (the “Agreement”); and

          WHEREAS, the Company amended the 1999 Stock Plan as part of its Series B Convertible Preferred Stock sale pursuant to Board resolution and shareholder consent, each dated as of October 15, 2001 and now identified as the “Amended and Restated 1999 Stock Plan, as of October 15, 2001 (the “Plan”); and

          WHEREAS, the Company amended the Agreement to reflect those changes made to the Plan by that certain First Amendment to Avalon Pharmaceutical, Inc.’s Incentive Stock Option Agreement dated January 30, 2002 (“First Amendment”); and

          WHEREAS, certain changes to the Agreement and the Plan were not reflected in the First Amendment and the Company now desires to set forth certain amendments to the Agreement with more specificity to reflect those changes to the Plan as approved by the Board of Directors and the shareholders of the Company, and intends to do so by this Second Amendment; and

          WHEREAS, the Optionee desires to consent to be bound to those changes by its execution of this Second Amendment.

          NOW THEREFORE, in consideration of the foregoing premises and such other consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

          1. The optionee hereby acknowledges that he has reviewed the Plan (as amended and restated) and consents to those changes made to the Plan as specifically set forth in Exhibit A attached hereto and made a part hereof by this reference, including but not limited to those changes set forth in paragraph 3 of the Agreement, as amended, entitled “Exercise of Option and Provisions for Termination.” paragraph 8 of the Agreement entitled “Shareholder Rights” and paragraph 12(b) of the Agreement entitled

“Legends on Stock Certificates” which changes are set forth in full in paragraphs 2 through 4 below, as well as those changes set forth in paragraph 21 of the Plan entitled “Conditions and Restrictions,” and agrees to be bound by them as though they were originally part of the terms and conditions of the Plan and the Agreement, as amended.

          2. Section 3 of the Agreement is hereby amended by inserting after paragraph (e), the following paragraphs (f) and (g) in lieu of the existing paragraphs (f) and (g). The remaining paragraphs of section 3 shall remain in full force and effect. The amended portions of section 3 are restated below and read as follows:

     (f) Termination for Cause. If the Optionee, prior to the Expiration Date, ceases his or her employment with the Company because he or she is terminated for “Cause” (as defined below), the right to exercise this option shall terminate immediately upon such cessation of employment. “Cause” is conduct, as determined by the Board of Directors, involving one or more of the following: (i) gross misconduct by the Optionee which is materially injurious to the Company; or (ii) the commission of an act of embezzlement, fraud or deliberate disregard of the rules or policies of the Company which results in material economic loss, damage or injury to the Company; or (iii) the unauthorized disclosure of any trade secret or confidential information of the Company or any third party who has a business relationship with the Company or the violation of any noncompetition covenant or assignment of inventions obligation with the Company; or (iv) the commission of any act which induces any customer or prospective customer of the Company to break a contract with the Company or to decline to do business with the Company; or (v) the conviction of the Optionee of a felony involving any financial impropriety or which would materially interfere with the Optionee’s ability to perform his or her services for the Company or otherwise be injurious to the Company; or (vi) the failure of the Optionee to perform in a material respect his or her employment obligations without proper cause. In making such determination, the Board of Directors shall act fairly and in utmost good faith. For the purposes of this subsection (f), termination of employment shall be deemed to occur when the Optionee receives notice that his or her employment is terminated.

     (g) Buy Back Rights. If the Optionee, prior to the Expiration Date, ceases his or her engagement or employment with the Company because he or she is terminated for Cause pursuant to paragraph (f) of this Section 3, prior to the Company’s first underwritten offering to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended, then the Company shall have the right and option to purchase, for a period of 180 days from the date of the Optionee’s termination of engagement or employment, and if the Company exercises such right, the Optionee shall be required to sell to the Company, any or all of the shares of Common Stock of the Company which may have been granted hereunder as a result of a previous exercise at a price per share equal to the fair market value (determined by mutual agreement between the Company and the Optionee or, in the absence of such agreement, by an independent third party appraiser as of the date the Company exercises such right). If at any time the Company elects to purchase shares pursuant to this Section 3(g), the closing of such purchase shall take place at the offices of the Company within 30 days after delivery of notice to the Optionee of the Company’s election to purchase such shares. The purchase price for such shares shall be paid by delivery of a bank cashier’s check or certified check. This provision 3(g) shall survive the exercise or partial exercise of this Option.

     3. Section 8 of the Agreement is hereby amended by renumbering the existing language as Section 8(a) and by adding a new paragraph, Section 8(b), which reads as follows:

          8. Shareholder Rights

          (b) Transfer Restrictions on Underlying Stock. This Option is subject to the requirement that upon exercise, the underlying security exchanged for the Option, shall be subject to all of the transfer restrictions set forth in the Plan including but not limited those requirements set forth in Paragraph 13 of the Plan entitled “Stock Transfer Restrictions on Underlying Stock,” “Right of First Refusal” and “Drag Along Rights,” and in Paragraph 21 of the Plan entitled “Conditions and Restrictions,” and as may be set forth in the by-laws of the Company. The Optionee agrees to be bound by these restrictions and further agrees, upon the request of the Company to execute any further documentation necessary to evidence said agreement. An Optionee’s failure to execute same, at the Company’s request, shall cause the Option, and/or the underlying security to be immediately null and void. The Company shall be free to place a legend on the back of the underlying security specifying the foregoing restrictions.

     4. Section 12 shall remain in full force and effect except for section 12(b) which is hereby amended and restated below as follows:

          (b) Legends on Stock Certificates. All stock certificates representing shares of Common Stock issued to the Optionee upon exercise of this option shall have affixed thereto legends substantially in the following forms, in addition to any other legends required by applicable law:

“The securities represented by this certificate have not been registered under the Securities Act of 1933 and may not be transferred, sold or otherwise disposed of in the absence of an effective registration statement with respect thereto under the Securities Act of 1933, or an opinion of counsel satisfactory to the Company to the effect that registration under such Act is not required.”

“The securities represented by this certificate are subject to certain rights of repurchase and restrictions on transfer set forth in the Amended and Restated 1999 Stock Plan as of October 15, 2001 and in the Incentive Stock Option Agreement between the Company and the holder hereof pursuant to which such securities were issued. A copy of such Plan and Agreement will be provided free of charge to the holder of this certificate upon written request therefor addressed to the Company.”

     5. Except as may be amended by this Second Amendment, all remaining terms and conditions of the Plan and the Agreement, as amended, shall remain in full force and effect.

     6. This Second Amendment may be executed in counterparts.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed as of the above date written.

ATTEST:	AVALON PHARMACEUTICALS, INC.

BY:

Dr. Kenneth C. Carter, President and CEO

WITNESS:	OPTIONEE
By:

Print Name:

Address: